Exhibit 10.6

Contract No.: 20180721

House Lease Contract

Lessor: Chen Zhuoguan

Lessee: China Liberal (Beijing) Education Technology Co., Ltd.

House Lease Contract

Party A (Lessor): Chen Zhuoguan                    ID Card No.: 350126196807064117

Party B (Lessee): China Liberal (Beijing) Education Technology Co., Ltd.

Uniform Social Credit Code: 91110107575151539T

Article I Basic Conditions of House

1. Party A leases the house located at 02# Business Office, Floor 24, Tower A, Fuli Center, No. 26 (Original South Side of Shangpu Road), Xiangban Street, Ninghua Sub-district, Taijiang District, Fuzhou, Fujian Province (hereinafter referred to as Leased Property) to Party B for the purpose of office. The building area of the Leased Property is 70.25 m2. Party B has fully understood the detailed location, building area, purpose, etc of the Leased Property and agrees to rent the Leased Property.

2. The Leased Property is used for the purpose of office. Within the lease term, Party B may not change the purpose of the Leased Property without the prior written consent of Party A.

Article II Lease Term

1. The lease term of the Leased Property shall be 36 months from July 27, 2018 to July 26, 2021.

Article III Performance Bond

1. At the time of signing this Contract, Party B shall pay the performance bond RMB thirteen thousand three hundred and forty seven (￥13,347) to Party A as the performance bond the house lease. Upon the expiration or termination of the Contract, Party A shall refund the performance bond to Party B without interest, provided that the house is in good condition through Party A’s acceptance and all expenses have been settled up.

2. Party B shall move its industrial and commercial registered address out of the place where the Leased Property is located one month prior to the expiration of this Contract. Party A shall refund the performance bond without interest as soon as it has confirmed that Party B has moved out.

Article IV Rental, Payment Method and Expenses

1. Within the 12 months from July 27, 2018 to July 26, 2019, Party A shall charge the monthly rental RMB six thousand six hundred and seventy three (￥6,673) from Party B (the rental shall not include tax).

2. Within the 12 months from July 27, 2019 to July 26, 2020, Party A shall charge the monthly rental RMB seven thousand one hundred and forty (￥7,140) from Party B (the rental shall not include tax).

3. Within the 12 months from July 27, 2020 to July 26, 2021, Party A shall charge the monthly rental RMB seven thousand six hundred and forty (￥7,640) from Party B (the rental shall not include tax).

4. Party B has understood the property management fee as well as the water, electricity, communication charges and taxes as incurred by the Leased Property. During the lease term, Party B shall assume the property management fee according to the regulations of the property management department of the building, and pay corresponding water and electricity charges according to the shared area. Party B shall pay the aforesaid expenses to the property management department of the building or relevant department according to the charging standards of water company, power bureau, electricity management bureau, telecommunication company, etc.

5. Payment method of rental: Party B shall adopt the method of monthly payment in the principle of “use after payment”. Party B shall prior to the 27th day of each month, pay the rental of such month to Party A. Party B shall deposit the rental in the account as appointed by Party A: Opening Bank: China Construction Bank Fuzhou Exhibition City Sub-branch

Account Name:

Account No.:

Article V Use, Decoration and Repair of Leased Property, Rights and Obligations

1. Within the lease term, Party B shall handle the examination and approval documents as necessary for operation. If Party B is ordered to close down by relevant governmental department or cannot conduct operation due the failure of Party B to handle the examination and approval documents as necessary for operation due to Party B’s cause, Party B shall assume the responsibilities arising therefrom. Party A shall provide the relevant materials that are required by Party B to handle business license (such as completion acceptance license, fire fighting license, presale registration certificate, and other materials that Party A and the property management department can provide), as well as the hardware agreement about Party A’s fixing devices, such as air-conditioner installation and repair.

2. If Party B transfers, sublets or subleases the Leased Property to other person, it shall obtain the written consent from Party A.

3. Within the lease term, Party B shall enjoy the use right of the Leased Property and ancillary facilities, and shall maintain and repair the special facilities in the Leased Property. Within the lease term, Party A or its authorized property management company shall have the right to examine and supervise the use of the Leased Property by Party B, and Party B shall give assistance.

4. Party B shall properly use and maintain the Leased Property and ancillary facilities, and shall timely eliminate any possible obstacles and dangers, so as to avoid all possible hidden dangers. In case of any damage or loss of the Leased Property and/or its ancillary facilities due to the improper use of Party B, Party B shall make repair or compensation. In case of any damage of the house due to the quality problem of the house or the fault of Party A, Party A shall repair such damage, and shall compensate for the losses as suffered by Party B therefore.

5. Party B shall strictly comply with Safety Production Law, Fight Fighting Law and other laws and regulations, and shall earnestly perform enterprise safety subject responsibilities. In case of any accident, Party B shall report the relevant governmental department according to the regulations and shall report to Party A, and shall assume the legal and economic compensation responsibilities.

6. Any decoration or renovation made by Party B to the Leased Property shall conform to the provisions of relevant laws and regulations. Party B may not make any illegal change to the subject, load bearing structure, pipeline, etc of the Leased Property. If Party A suffers any economic losses or is punished by the administrative department due to the illegal decoration or renovation of the Leased Property by Party B, Party B shall report the relevant governmental department according to the regulations and shall report to Party A, and shall assume the legal and economic compensation responsibilities.

7. Party B shall effectively communicate with Party A in advance in respect of any decoration or renovation of the Leased Property, and may commence the construction after the decoration or renovation feasibility has been confirmed. Party A permits Party B to make decoration or renovation to the Leased Property, and give support subject to the provisions of the relevant laws and regulations.

8. Within the lease term, any use, decoration or repair of the Leased Property by Party B may not impact the normal working of other users. If Party B’s such acts bring losses to any other user, Party B shall assume the liability for compensation to such other user.

9. When Party A intends to sell the Leased Property and ancillary facilities and equipment, it shall notify Party B in advance. Under the equal conditions, Party B shall enjoy the right of preemption. If Party B fails to give a written reply within fifteen days after the receipt of the notice from Party A, Party B will be deemed to waive the right of preemption. Within the lease term, if Party A needs to sell, mortgage or donate the Leased Property and its ancillary equipment and facilities to other person for a special cause, it needs not to obtain the consent from Party B. At the request of Party A, Party B shall actively cooperate with Party A in handling the procedures of sales, mortgage, donation, etc of the Leased Property. However, Party A shall guarantee that the transferee of the Leased Property shall continue performing this Contract, and that such sales, mortgage or donation of Party A will not prejudice the operation of Party B; otherwise Party A shall assume the liability for breach as specified in this Contract.

Article VI Take-back and Acceptance of Leased Property

1. Upon the expiration of the lease term, Party A has the right to take back the Leased Property in whole and Party B shall return it as scheduled. If Party B desires to renew the lease, it shall inform Party A in writing of its intention within two months prior to the expiration of the lease term, and the Parties shall sign a new lease contract. If Party A and Party B fail to reach a renewal agreement, this Contract shall be automatically terminated as from the expiry date of the lease term. At the time of return, the Leased Property and its facilities and equipment shall be kept in good and tidy state, and shall be inspected and accepted by Party A. If Party B fails to clean up garbage at the time of return, Party B shall assume the expenses as incurred by Party A for the purpose of cleaning up such garbage and other relevant expenses.

2. If this Contract is terminated for other cause (including the default of Party A or Party B, etc), Party B shall return the Leased Property as specified in the foregoing paragraph on the date of termination of the Leased Property.

3. If Party B fails to move its things out of the Leased Property within three days after the termination of this Contract, Party B will be deemed to waive the ownership of such things, and Party A has the right to dispose of such things, and the consequences arising therefrom shall be assumed by Party B.

4. Upon the expiration of the lease term, Party B shall enjoy the priority of renewal under the equal conditions.

Article VII Dissolution and Termination of the Contract

1. Within the lease term, in case of any of the following events of Party A, Party B has the right to unilaterally dissolve this Contract without the liability for breach:

(1) Party A fails to deliver the Leased Property for 10 or more days of delay due to Party B’s cause or force majeure;

(2) Party A fails to perform the duties as specified herein.

2. Within the lease term, in case of any of the following events of Party B, Party A has the right to unilaterally dissolve this Contract without the liability for breach:

(1) Party B damages the Leased Property, and fails to repair it within the reasonable period as required by Party A;

(2) Party B changes the purpose of the leased property as specified herein without Party A’s written consent;

(3) Party B stores dangerous articles or conducts illegal activities by the use of the Leased Property;

(4) Party B fails to pay rental for more than 7 days of delay;

(5) Party B fails to perform the duties as specified herein.

Article VIII Liabilities for Breach

1. In case of any of the events as described in Clause 1, 2 of Article VIII hereof, the non-breaching party has the right to dissolve this Contract, and the breaching party shall pay 2 months’ rental to the non-breaching party as penalty.

2. Within the lease term, if either party early dissolves this Contract through no breach of the other party, the dissolving party shall pay 2 months’ rental the non-breaching party as penalty (such penalty may not be deducted with deposit).

3. If Party B fails to pay any rental as scheduled, it shall pay a penalty to Party A at the rate of 0.1% of the rental that is late per day of delay and corresponding house rental.

4. If Party B delays in paying the property management fee and/or water and/or electricity charges, it shall be implemented according to the management regulations of the property management company of the building.

Article IX Disclaimer

1. If the performance of this Contract cannot be continued due to the removal or renovation of the Leased Property as required by the government, this Contract shall be early termination, and neither party shall be held responsible for any losses as suffered by the other party therefore.

2. If this Contract is early terminated for the cause as described in Clause 1 of this article, the rental shall be calculated according to the actual time of lease; the period of less than one month is calculated by the number of days, balance being refunded to either party as the case may be.

Article X Miscellaneous

1. For any matter not covered herein, the Parties shall jointly sign supplementary clauses through negotiation; supplementary clauses, appendixes and this Contract shall bear the same legal force.

2. Any dispute arising from the performance of this Contract shall be settled by the Parties through negotiation; in case negotiation fails, the Parties unanimously agree that either party hereto may lodge a suit to the people’s court of the place where the Leased Property is located.

3. This Contract shall become effective upon being signed and sealed by the Parties. This Contract is made in two originals, one for each party hereto.

Supplementary Agreement:

Appendix

1. Party A has paid the property management fee of the Leased Property (10 Yuan/m2/month) to June 30, 2019; through negotiation, Party B shall pay the property management fee of such period and the rental of the Leased Property to the bank account number as specified herein by month.

Party A (Signature and Seal): (Signature)	Party B (Signature and Seal):

(Agent): __________________	(Agent): __________________
Tel:	Tel: ________________

Time of Signing: July 20, 2018

Special Contract Seal of China Liberal (Beijing) Education Technology Co., Ltd. (Seal)